EXHIBIT 5.1

Yoram Raved

David Magriso

Joseph Benkel

Ofer Zuzovsky

Shmuel Galinka

Nir Oren

Einat Weidberg

Zohar Barzilai

Gilad Shapiro

Eli Cohen

Ofer Larisch*

Nirit Avtalion

Calanit Bar

Nir Shamri

Moshe Mizrachi

Amir On

Amir Frankl

Barak Ben-Arye

Miri Elia-Kush

________

Orly Katzir

Dekel Vaizer

Rinat Dvash

Asaf Shir

Tzahi Harel

Sandra Manor-Richter

Itshak Cohen-Yehonatan

Maya Koubi Bara-nes

Oded Navon

Inbal Raz

Ofir Semo Bareket

Shiri Shapiro

Tal Efraty

Hilla Lev

Gal Nussbaum

Tamar Monovitch

Omer Tzur

Shay Fitusy

Eyal Ron

Adi Buki

Tomer Biran

Michal Peled

Amichai Perry

Hila Rinot

Sivan Noymark-Zuriel

Sigal Rozen Rechav**

Yochay Shapiro

Anat Keidar

Liran Welcman

Michael Vitan

Chen Nusel

Rotem Fishman Negrin

Or Shahar

________

Orly Tal - Of Counsel**

* Admitted - NewYork Bar &

England and Wales

** CPA

Date: September 10, 2013

Reference: ר85 / 2

To:

Rosetta Genomics Ltd.

10 Plaut Street

Rehovot 76706

Israel

Dear Sir/Madam,

Re: Rosetta Genomics Ltd.

1.	We have acted as Israeli legal counsel to Rosetta Genomics Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with the Company's Registration Statement on Form S-8 (the “Registration Statement”) being filed under the United States Securities Act of 1933, as amended (the “1933 Act”), with respect to the registration of 853,770 of the Company's ordinary shares, par value NIS 0.6 per share (the "Shares"), issuable under the Rosetta Genomics Ltd. Global Share Incentive Plan (2006), as amended (the “2006 Plan”).

2.	In connection with this opinion, we have examined and relied exclusively, without independent investigation or verification, upon the documents we have deemed necessary or appropriate in order to enable us to express the opinions hereinafter set forth.

3.	In rendering an opinion on the matters hereinafter set forth, we have assumed the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all photocopies, conformed copies, email or facsimiles submitted to us, the genuineness of all signatures and the legal capacity and due authenticity of all persons executing such documents. We have assumed the same to have been properly given and to be accurate, and we have assumed the truth of all facts communicated to us by the Company, and have assumed that all consents, minutes and protocols of meetings of the Company's audit committee, compensation committee, board of directors and shareholders which have been provided to us are true, accurate and have been properly prepared in accordance with the Company's incorporation documents and all applicable laws.

4.	Except to the extent expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of any fact, nor examined the records of courts, administrative tribunals, or any other similar entity in connection with our opinions expressed herein, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company or the rendering of the opinions set forth below.

5.	This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein.

6.	We are members of the Israel Bar Association and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of the State of Israel and have not, for the purpose of giving this opinion, made any investigation of the laws of any jurisdiction other than the laws of the State of Israel. The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any jurisdiction, court or administrative agency other than those of the State of Israel.

7.	Based upon and subject to the foregoing, and subject to the assumptions, comments, qualifications, limitations and exceptions stated herein we are of the opinion that the Shares, when issued and paid for in accordance with the 2006 Plan and pursuant to the relevant award agreements and, as the case may be, pursuant to the terms of the options that may be granted under the 2006 Plan, will be validly issued, fully paid and non-assessable.

8.	We have relied as to certain matters on information obtained from public officials, officers of the Company, and other sources believed by us to be responsible.

9.	We hereby consent to the filing of this opinion with the United States Securities and Exchange Commission as an exhibit to the Registration Statement. By giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act, as amended or the rules and regulations promulgated thereunder.

10.	This opinion shall be governed by the laws of the State of Israel, and exclusive jurisdiction with respect thereto under all and any circumstances, and under all and any proceedings shall be vested only and exclusively with the courts of Tel Aviv in the State of Israel. This opinion is rendered to you subject to, based and in reliance on your agreement to comply with the exclusive choice of law and jurisdiction contained herein and to refrain under all and any circumstances from initiating any proceedings or taking any legal action relating to this opinion outside of the State of Israel.

11.	This opinion is being delivered to you solely for the purpose of the Registration Statement and may not be relied upon in any manner by any other person and is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express written permission

Sincerely yours,

/s/ Raved, Magriso, Benkel & Co.

Raved, Magriso, Benkel & Co.

Advocates & Notaries